                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC  20549

                                 ----------------

                                    FORM 8-K


                            CURRENT REPORT PURSUANT TO
                            SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported):  June 30, 1998


                             Hilton Hotels Corporation
                          ------------------------------
                          (Exact Name of Registrant as
                              Specified in Charter)



         Delaware                  1-3427                   36-2058176
     ----------------            ------------              --------------
     (State or Other             (Commission                (IRS Employer
     Jurisdiction of                File                    Identification
      Incorporation)               Number)                       No.)


                            9336 Civic Center Drive
                      Beverly Hills, California  90210
                      --------------------------------
                            (Address of Principal
                              Executive Offices)


                              (310) 278-4321
                       ----------------------------
                         (Registrant's telephone
                       number, including area code)

ITEM 5.   OTHER EVENTS

          On June 30, 1998, Hilton Hotels Corporation (the "Company") issued a press release (the "Press Release") announcing the execution of an Agreement and Plan of Merger with Grand Casinos, Inc. (the "Merger Agreement"). A copy of the Press Release is attached as exhibit 99 hereto and is incorporated herein by reference.

          In connection with the transactions contemplated by the Merger Agreement, Stephen F. Bollenbach has agreed to waive any rights he has under
Section 3(h)(i) of his Employment Agreement with the Company dated February 1, 1996. Such section provides for accelerated vesting of the Incentive Options granted to him in the event of a "Qualified Transaction," which is defined as "a disposition (whether by sale, spin-off, merger or otherwise) of substantially all of the assets comprising either the Company's hotel business or the Company's gaming business occurring (i) on or before June 30, 1998 or (ii) on or before December 31, 1998, pursuant to a binding written contract entered into on or before June 30, 1998." The transaction contemplated by the Merger Agreement would constitute such a "Qualified Transaction" if it were to close on or before December 31, 1998, but Mr. Bollenbach has agreed to waive this provision such that no acceleration of vesting will occur.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          7(c) Exhibits.
               ---------
               99     Press Release of the Company, dated June 30, 1998.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HILTON HOTELS CORPORATION

                              By:  /s/     THOMAS E. GALLAGHER
                                   -------------------------------------------
                                   Name:   Thomas E. Gallagher
Dated:  June 30, 1998              Title:  Executive Vice President and
                                           General Counsel


                                       3